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TOUCHTUNES MUSIC CORPORATION
1880 E SAHARA, SUITE 107
LAS VEGAS, NEVADA
89104

EXHIBIT 21
SCHEDULE OF SUBSIDIARIES

The Registrant has one subsidiary.

The subsidiary was incorporated, in 1997, in Canada, under the Canada Business Corporations Act.

TouchTunes Digital Jukebox, Inc.
3 Commerce Place
4th Floor
Nun's Island, Verdun, Quebec
Canada
H3E 1H7

Main telephone number (514) 762-6244
Main facsimile number (514) 762-6483

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EXHIBIT 21 SCHEDULE OF SUBSIDIARIES